EXHIBITS
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                                                              EXHIBIT NUMBER 11

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
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
                                              For the Three Months                   For the Six Months
                                               Ended December 31,                     Ended December 31,
                                              ---------------------                 --------------------
                                                                    Amounts in thousands
                                                 1999          1998                  1999           1998
                                                -------       -------               -------       -------
Net income                                       $5,416        $4,685               $10,976       $8,668
Weighted average common shares
  outstanding                                    11,425        10,219                11,517       10,392

Basic earnings per common shares                  $0.47         $0.46                 $0.95        $0.83
                                                =======       =======               =======      =======
Total weighted average common shares
  outstanding                                    11,425        10,219                11,517       10,392

Unvested shares of Recognition and

Retention Plan and common stock
  equivalents due to dilutive
  effect of stock options                           581           922                   616          906
                                                -------       -------               -------      -------
Total weighted average common shares and
  common share equivalents utilized for
  diluted earnings per share                     12,006        11,141                12,133       11,298
                                                =======       =======               =======      =======
Diluted earnings per common share and
  common share equivalents                        $0.45         $0.42                 $0.90        $0.77
                                                =======       =======               =======      =======
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